UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2020

FB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 300 Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

(615) 564-1212

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On April 20, 2020, Mr. James R. Gordon, the Chief Financial Officer of FB Financial Corporation (“FB Financial”) and its wholly owned subsidiary FirstBank (“FirstBank”), notified FB Financial and FirstBank that he was resigning in order to pursue an opportunity with another institution. Mr. Gordon’s last day as an officer of FB Financial and FirstBank is April 24, 2020, although Mr. Gordon will remain employed by FirstBank for a period of time in order to facilitate the transition of his responsibilities.

Mr. Gordon’s resignation is not the result of any disagreement with FB Financial, FirstBank or management over any matter relating to the operations, policies or practices of FB Financial or FirstBank. FB Financial and FirstBank are grateful to Mr. Gordon for his service as an officer.

Appointment of Interim Chief Financial Officer and Principal Accounting Officer

Effective April 24, 2020, the Company announced the appointment of Michael M. Mettee, age 40, as Interim Chief Financial Officer to serve in such capacity until a successor is appointed. Prior to his appointment as Interim Chief Financial Officer, Mr. Mettee served as FirstBank’s CFO Banking. Prior to his role as CFO Banking, Mr. Mettee was the FirstBank Director of Capital Markets. Prior to joining FirstBank in 2012, Mr. Mettee managed the budget and forecasting process for the retail bank at BBVA Compass. Mr. Mettee has served on multiple boards, including the Freddie Mac Advisory Board and the FHLB of Cincinnati Advisory Board, in addition to multiple community-related organizations. Mr. Mettee received his undergraduate degree and Master of Business Administration from the University of Alabama.

Additionally, effective April 24, 2020, the Company announced the appointment of Lisa M. Smiley, age 33, to serve as Principal Accounting Officer. Ms. Smiley will also continue in her capacity as FB Financial’s Corporate Controller. Prior to her role as Corporate Controller, she was the Director of External Financial Reporting. Prior to joining FirstBank in 2016, Ms. Smiley acted as Assurance Manager with Horne LLP, where she heavily focused on publicly traded financial institutions. While in public accounting, she provided external audit and advisory services, which included playing an active role in FB Financial’s initial public offering. Ms. Smiley is a graduate of Union University and a certified public accountant licensed in the state of Tennessee.

Item 7.01 Regulation FD Disclosure

On April 24, 2020, FB Financial issued a press release announcing the resignation of Mr. Gordon, the appointment of Mr. Mettee and Ms. Smiley, as well as other internal appointments. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By:	/s/ Beth W. Sims
Beth W. Sims
General Counsel and Corporate Secretary

Date: April 24, 2020